Contract for State-Owned Construction Land Use Right Assignment

Enacted by

the Ministry of Land and Resources of the People's Republic of China,

and

The State Administration for Industry and Commerce of the People’s Republic of China

Contract No.: 35072420100908G001

Contract for State-Owned Construction Land Use Right Assignment

The Concerned Parties of this Contract:

Assignor: Administration for State-owned Land of Song Xi County ;

Mailing Address: No. 263 Jie Fang Road, Song Xi County;

Postal Code:____________________________________;

Tel: 0599-2335795;

Fax: ___________;

Opening Bank: _________________________________;

Account No.: __________________________________.

Assignee: Fujian Yada Group Co., Ltd. ;

Mailing Address: _____________________________;

Postal Code: _________________________________;

Tel: ____________________________;

Fax: ____________________________;

Opening Bank: _______________________________;

Account No.: ________________________________.

Chapter I General Provisions

Article 1 In accordance with the Real Property Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Law of Land Administration of the People’s Republic of China, the Law of the People’s Republic of China on Administration of the Urban Real Estates, relevant administrative regulations and rules on land supply policies, the two parties enter this Contract based on the principles of equality, voluntariness, compensation and good faith.

Article 2 The ownership of the assigned land belongs to the People’s Republic of China. The Assignor can only assign the state-owned construction land use right to the Assignee in accordance with laws. The underground resources and buried-objects shall remain the property of the State.

Article 3 The holder of the right to use construction land (the Assignee) has the right to possess, use and seek proceeds from the state-owned land during the period of such assignment, and shall be entitled to the construction of buildings, fixtures and their auxiliary facilities by making use of such land.

Chapter II Delivery of the Assigned Land and Payment of the Assignment Charge

Article 4 The Registered No. of the land parcel under this Contract is: 2010-01, with a total area of (in Upper Case) fifteen thousand three hundred and fifty six square meters (in Lower Case 15,356 square meters), of which, the assigned area of the land for commerce and service—wholesale and retailing use (for the agricultural product and byproduct trading market) is (in Upper Case) four thousand two hundred and sixty six square meters ( in Lower Case 4,266 square meters), and the assigned area of the land for industrial and warehouse—warehouse use (10,000-ton cold storage) is 11,090 square meters.

The assigned land under this contract is located at South Shang Dalong, Song Xi County.

The ichnographic boundaries of the assigned land under this contract: _______________; Please see the Sketch of Ichnographic Boundaries of the Assigned Land (Affix I)

The vertical limits of the assigned land under this Contract are to take ___/ ________as its upper limit while to take ___/ ________ as its lower limit, with the altitude difference of _________meters. Please see the Sketch of Vertical Limits of the Assigned Land (Affix II).

The spatial extent of the assigned land refers to the closed space formed by the above-said boundary points posed by the vertical plane and the upper and lower elevation level.

Article 5 The proposed use of the assigned land under this Contract is for wholesale and retailing with an area of 0.4266 hectares and for warehouse with an area of 1.1090 hectares .

Article 6 The Assignor agrees to deliver the assigned land to the Assignee prior to the date of December 28th, 2010. And the Assignor agrees that the assigned land shall meet the following land conditions regulated in Item 2 of this article upon delivering the land.

1. To level the land and make it meet the conditions of: _____________________;

The infrastructure around the land shall include: ________________________;

2. Current Status: __________________________________

Article 7 The term of the assignment of the state-owned construction land use right under this Contract for wholesale and retailing use is 40 years while that for warehouse use is 50 years, commencing from the date when the assigned land is delivered according to Article 6 herein.

Article 8 The consideration for the state-owned construction land use right under this Contract is RMB (in Words) fourteen million three hundred and twenty thousand (in figures) RMB 14,320,000.

Article 9 The deposit for the assigned land under this Contract is RMB (in Words) one million three hundred and twenty thousand , (in figures) RMB 1,320,000. The deposit shall be regarded as a part of the payment for the consideration.

Article 10 The Assignee agrees to pay the consideration in a lump-sum payment for the state-owned construction land use right according to Item 1 of this article:

1. The consideration for the state-owned construction land use right shall be paid up in lump-sum payment within 40 days after this contract is signed.

Article 11 After paying up all the consideration of the land parcel in accordance with this Contract, the Assignee may apply for the Certificate of State-owned Construction Land Use Right Assignment by presenting this contract and payment receipt of the assignment charge.

Chapter III The Development, Construction and Utilization of the Assigned Land

Article 12 The Assignee agrees to make the investment to develop the assigned land under this Contract as stipulated in Item 1 of this article:

1. Where the assigned land under this Contract is used for construction of industrial and non-industrial projects, the Assignee agrees the fixed assets invested in the land under this Contract are not less than the approved amount or the amount put on file, RMB (inWords) fifty million (in figure RMB 50,000,000). The investment of fixed assets to the assigned land under this Contract shall include buildings, fixtures and their auxiliary facilities as well as the consideration.

Article 13 The new buildings, fixtures and their auxiliary facilities established on the assigned land under this contract shall meet the planning requirements for the assigned land set by the municipal (county) planning administrations. (Please see Appendix III).

For the assigned land for commercial and service use:

The floor area ratio (FAR) is no more than 3.30;

Building Height Limitation: 36 meters;

Building Density is no more than 55%

Greening Rate is 30%

Other requirements for the land use: please see the Document No. 75 Song Jian [2010].

For the assigned land for warehouse use:

The floor area ratio (FAR) is no more than 1.0 and no less than 0.7;

Building Height Limitation: 12 meters;

Building Density is no more than 40% and no less than 30%;

Greening Rate is 20%

Other requirements for the land use: please see the Document No. 75 Song Jian [2010].

Article 14 The Assignee agrees to develop the assigned land under this Contract according to Item A of this article:

A. The assigned land under this Contract is used for construction of industrial projects. In accordance with the planning and designing requirements set by the planning departments, within the boundaries of the assigned land hereunder, the land used for office buildings and social amenity shall be no more than 7% of the total area of the assigned land, which is 776.3 square meters, and the build up area shall be no more than 776.3 square meters. The Assignee agrees not to build dormitories, hotels, training centers and other similar facilities on the assigned land under this Contract.

B. The assigned land under this Contract is used for construction of residential projects. In accordance with the planning and construction conditions regulated by the planning and construction departments, within the boundaries of the assigned land under this contract, the total number of apartments shall not be less than sets, of which, the apartments with the construction area of less-than 90 square meters shall not be less than sets. Within the boundaries of the assigned land under this contract, the land area used for developing apartments under 90 square meters shall not less than % of the total area of the assigned land. In case the economically affordable housing and low-rent housing are developed within the boundaries of the assigned land under this Contract, the Assignee agrees to do according to Term / of this item upon completion of construction.

1.	To transfer to the local government;

2.	To be purchased by the local government;

3. To implement relevant administrative regulations on construction and sales of economically affordable housing and low-rent housing.

4. ___/___________

Article 15 The Assignee agrees to construct the following necessary facilities within the boundaries of the assigned land under this Contract, and voluntarily transfer to the government upon completion of construction: /______

Article 16 The Assignee agrees that the construction projects on the assigned land under this Contract shall commence prior to January 23rd, 2011 and complete prior to January 22nd, 2012.

In case that the commencement of construction needs to be deferred, the Assignee shall submit the application for deferral to the Assignor 30 days in advance. After the deferral of commencement is approved by the Assignor, the completion time shall be deferred accordingly. But the period of deferral shall not exceed one year.

Article 17 During the construction on the assigned land under this Contract, the Assignee agrees to coordinate to connect water supply, gas supply, power supplies, sewage disposal, and other facilities on or under the assigned land to the main pipelines outside of the assigned land, if necessary, according to relevant laws and regulations..

The Assignee agrees to allow the entering, passing and crossing of any kind of pipelines laid by the government for public purposes. However, in case where the land use functions are affected by such activities, the government or relevant departments shall make reasonable compensations.

Article 18 The Assignee shall utilize the land in accordance with this Contract. Any alteration of land-use purpose and plot ration is prohibited. Within the assignment term, where the proposed use of the assigned land needs to be altered, both parties agree to follow Item A of this article.

A. The Assignor shall withdraw the construction land use right with compensation to the Assignee;

B. To go through the approval formalities of altering the land use purpose in accordance with laws, to sign an alteration agreement on the state-owned construction land use right assignment or sign a new contract on the state-owned construction land use right assignment. The Assignee shall make a supplementary payment for the balance between the evaluated market price of the construction land use right with the new purpose and the evaluated market price of the construction land use right with the previously approved purpose. The evaluated market price shall subject to the time when the alteration of the land use purpose is approved. The registration of altering the land use right shall be undertaken.

Article 19 Within the assignment term of the assigned land under this Contract, the government reserves its right to adjust the planning of the assigned hereunder. In case the original planning is modified, it shall not affect the existing buildings on the assigned land parcel. However, the modified and then effective planning requirements shall apply to the transformation, renovation and reconstruction of the buildings, fixtures and their affiliated facilities on the assigned land within its use term, or renewal of the Contract upon expiration of use term,.

Article 20 The Assignee shall utilize the state-owned construction land use right in accordance with the law. The Assignor shall not withdraw the assignment before the use term hereunder expires. In the event that the Assignor needs to withdraw the state-owned construction land use right for public interests before expiration of use term, approval formalities shall be transacted in accordance with the law. The Assignor shall compensate the Assignee according to the value of the buildings, fixtures and their affiliated facilities on the assigned land at the time of withdrawal; the estimated value of the then market price of the remained assigenment term of the state-owned construction land use right; and the estimated direct loss arising from the withdrawal.

Chapter IV The Transfer, Lease and Mortgage of the State-Owned Construction Land Use Right

Article 21 After paying up the consideration of the state-owned construction land use right in accordance with this Contract and obtaining the Certificate of the State-owned Land Used Right, the Assignee is entitled to transfer, lease or mortgage all or part of the state-ownedconstruction land use right to a third party. the first transfer shall meet the conditions in Item A of this article: A. The development of the assigned land shall be conducted in accordance with this Contract. No less than 25% of the total investment have been made before the first transfer; B. The investment and development shall be conducted in accordance with this Contract, and the assigned land has formed conditions for industrial purpose or other construction purposes.

Article 22 The transfer, lease and mortgage of the state-owned construction land use right shall not violate the laws and regulations of the country and the provisions of this Contract.

Article 23 Where all or part of the state-owned construction land use right is transferred, the rights and obligations specified in this Contract and in the land registration documents shall be transferred accordingly. The term of the transfer contract for the assigned land use right shall be the remainder of the term specified in this Contract minuses time for which the Assignee has used the land.

Where all or part of the state-owned construction land use right is leased, the rights and obligations specified in this Contract and in the land registration documents shall still be undertaken by the Assignee.

Article 24 Where the state-owned construction land use right is transferred or mortgaged, both parties to a transfer or mortgage contract shall apply for registration of changes for the land use right at the land and resources administrative department by presenting this Contract, the contract on transfer or on mortgage, and the Certificate for the State-owned Land Use Right.

Chapter V Expiration of Use Term

Article 25 When the term agreed in this Contract expires, and the assignee wished to continue using the assigned land hereunder, an application for renewal shall be submitted to the Assignor no less than one year prior to the expiration of the use term. The Assignor shall not unreasonably withhold the application for the renewal unless the Assignor needs to withdraw the assigned land hereunder for public interests.

In respect of the construction land use right for residential purpose, when the use term expires, it shall be renewed automatically.

When the Assignor agrees on the renewal, the land user shall handle the compensable land-use formalities in accordance with laws. The compensable land use contract on assignment or lease shall be signed again. And, the assignment charge or rental shall be paid.

Article 26 When the term of the assignment of the land use right hereunder expires and the assignee fails to obtain the approval of renewal of such right because of public interests, the Assignee shall return the Certificate of State-owned Land Use Right to the assignor. The Assignee shall complete the deregistration of the state-owned construction land use right in accordance with relevant regulations, and the Assignor shall take back the land without consideration. The parties agree to dispose of the buildings, fixtures and their affiliated facilities on the assigned land hereunder according to Item A of this article : A. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land, and give reasonable compensation to the Assignee based on the then residual value of these buildings, fixtures and their affiliated.

B. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land without compensation.

Article 27 When the use term of the assigned land expires, and the land user fails to obtain the approval of renewal, the Assignee shall return the Certificate of State-owned Land Use Right. The Assignee shall complete deregistration of the state-owned construction land use right in accordance with relevant regulations. The Assignor shall take back the state-owned construction land use right without consideration. The above-ground buildings, fixtures and their affiliated facilities on the assigned land shall be taken back by the Assignor without compensation. The Assignee shall guarantee the normal functions of the above-ground buildings and other objects thereon. Deliberate destructions are not allowed. Where the above-ground buildings, fixtures and their affiliated facilities lost their normal functions, the Assignor may request the land user to remove or dismantle the above-ground buildings, fixtures and their affiliated facilities to restore the leveled ground on the assigned land.

Chapter VI Force Majeure

Article 28 Either of the parties hereto shall exempt from responsibilities when all or part of this Contract cannot be performed due to occurrence of event of force majeure. However, the affected party shall take any necessary remedy to diminish the losses caused by the force majeure. And the affected party shall not be exempted from responsibilities when force majeure event occurs during delay of performance.

Article 29 In case any event of force majeure occurs, the affected party shall notify the other party in written form by mail, telegram or fax within 7 days of the detailed information of the such event, and provide the other party with a report and evidences of the reason for which the performance hereunder is delayed or prevented within 15 days of such event.

Chapter VII Liabilities for Breach of the Contract

Article 30 The Assignee shall pay the consideration of the state-owned construction land use right in accordance with the terms of this Contract when it is due. In case the Assignee fails to pay on schedule such assignment charge, it shall be imposed on a daily penalty of 1 ‰ of the deferred payment to the Assignor starting from the first day after the due time. In case the consideration is overdue for more than 60 days, and the Assignee neglects the Assignor’s reminder of the payment, the Assignor has the right to terminate this Contract, and the Assignee has no right to request the Assignor to refund the deposit. The Assignor may claim damages to the Assignee.

Article 31 In case the Assignee terminates its investment and construction on the assigned land for any reason whatsoever attributable to the Assignee, and proposes to the Assignor to terminate this Contract and return the assigned land, the Assignor shall report for approval to the people’s government which approves the land use right assignment plan. After being approved, the Assignor shall, according to the following agreements, refund all or part of the assignment charge of the state-owned construction land use right (without interest) except for the deposit set forth in this Contract, and withdraw the state-owned construction land use right. All the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land shall not be compensated while the Assignor may request the Assignee to remove or dismantle the established buildings, fixtures and their affiliated facilities to restore the leveled ground. Provided however, in case the Assignor is willing to take advantage of the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land, the Assignor shall make reasonable compensation to the Assignee.

A. Where the Assignee files an application to the Assignor not less than 60 days before one year prior to the expiration of the construction period stipulated in this Contract, the Assignor shall refund all the paid assignment charge of the state-owned construction land use right except for the deposit.

B. Where the Assignee files an application to the Assignor not less than 60 days before the second anniversary of the construction period stipulated in this Contract and within the first and the second year after the commencement of the construction, the Assignor shall refund the remainder of the assignment charge of the state-owned construction land use right after the deposit and the charges for idle land are deducted in accordance with regulations.

Article 32 If the assigned land hereunder is left unused for more than one year but less than two years for any reason whatsoever attributable to the Assignee, the Assignee shall pay the charge in accordance with laws. In case that the construction on the assigned land doesn’t commence= and the land is left unused for more than two years, the Assignor has the right to take back the state-owned construction land use right without any compensation.

Article 33 If the Assignee fails to commence the construction on the date stipulated herein, or agrees upon another day to commence the construction, it shall pay 1 ‰ of the total assignment charge for the land use right assigned hereunder as damages for breach of contract to the Assignor for each deferred day. And the Assignor is entitled to demand the Assignee to perform its obligations hereunder continuously.

If the Assignee fails to cause the construction to be completed within the stipulated period, or agrees upon another day of completion, it shall pay 1 ‰ of the total assignment charge for the land use right assigned hereunder as damages for breach of contract to the Assignor for each deferred day.

Article 34 If the total fixed asset investment to the project, the investment intensity and the total development and investment amount fail to meet the requirements set forth herein, the Assignor may demand the Assignee to pay damages for breach of contract which accounts for a certain percentage of the assignment charge herein equivalent to the percentage that the exact underpayment accounts for in the total investment amount and investment intensity target. And the Assignor is entitled to demand the Assignee to perform its obligations hereunder continuously.

Article 35 If any index of the land parcel hereunder including the floor area ratio (FAR) and the building density fails to satisfy the lowest standard set forth herein, the Assignor may demand the Assignee to pay damages for breach of contract which accounts for a certain percentage of the assignment charge herein equivalent to the percentage that the exact balance accounts for in the abovementioned lowest standard. And the Assignor is entitled to demand the Assignee to perform its obligations hereunder continuously. Provided however, any index hereunder including the floor area ratio (FAR) and the building density exceeds the highest standard set forth herein, the Assignor is entitled to take back the excessive area and demand the Assignee to pay damages for breach of contract which accounts for a certain percentage of the assignment charge herein equivalent to the percentage that the exact balance accounts for in the stipulated standard.

Article 36 If any index of the land parcel hereunder including the greening rate of industrial construction project, the proportion and the area of the land used for office buildings and life and service facilities fails to satisfy the standard stipulated herein, the Assignee shall pay the Assignor 1 ‰ of the total assignment charge for the land use right assigned hereunder as damages for breach of contract and remove or dismantle such greens and construction facilities.

Article 37 After the Assignee pay the assignment charge for the land use right assigned hereunder in accordance with this Contract, the Assignor shall deliver the assigned land on timeas stipulated herein. In case the possession period of the land parcel hereunder is extended due to the Assignor’s failure of delivering the assigned land, the Assignor shall pay 1 ‰ of the assignment charge which has been paid by the Assignee as damages for breach of contract for each day extended. The land use term shall commence from the actual delivery day. If the land delivery is deferred for more than 60 days, and the Assignor fails to deliver the land after being reminded by the Assignee, the Assignee is entitled to terminate this Contract, and the Assignor shall repay the deposit in double and refund the paid assignment charge after deducting the deposit.

Article 38 If the Assignor fails to deliver the assigned land on time, or fails to deliver the assigned land on the conditions hereunder, or unilaterally change the land use conditions, the Assignee has the right to demand the Assignor perform its obligations hereunder as set forth in this Contract and indemnify of its direct loss caused by the deferring. The land use term shall commence from the date when the land use conditions are satisfied.

Chapter VIII Governing Law and Dispute Resolution

Article 39 The conclusion, effect, interpretation, performance and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China.

Article 40 Any dispute arising out of the performance of this Contract shall be resolved through negotiation between both Parties. If such negotiation fails, the dispute shall be resolved according to Item A set forth below:

A.	to submit the dispute to ________ Arbitration Commission;

B.	to bring a lawsuit to the People’s Court.

Chapter IX Annex

Article 41 The land assignment plan hereunder has been approved by the People’s Government of Song Xi County. This Contract shall come into force upon execution.

Article 42 Each Party hereby warrant that the name, mail address, telephone number, fax number, opening bank, representative and other information it provides is true and effective. Any change to such information of either Party shall be notified to the other Party within 15 days upon being changed in written form; otherwise, the changing Party shall undertake all the responsibilities caused by the failure of notifying the change of information in time.

Article 43 This Contract including the Affixes has nineteen pages, and the Chinese version shall prevail.

Article 44 All the prices, amounts and land areas herein shall be made both in words and in figures, which shall be equivalent. Where there is any discrepancy, those in words shall prevail.

Article 45 Any matter that is not covered by this Contract may be included in the Affix hereto upon agreement of both Parties, which shall be equally binding with this Contract.

Article 46 This Contract shall be made in six counterparts which shall be equally authentic, and each Party shall hold three counterparts.

Supplementary Articles

1. The total fixed asset investment amount for the land assigned hereunder shall be above RMB 50 million;

2. The annual production value in a complete year of the construction project on the land assigned hereunder after it is put into operation shall reach RMB 150 million and the tax revenue shall be no less than RMB 3 million;

3. The Assignee shall pay RMB 3 million to the Financial Bureau of Song Xi County within 10 days after the execution of this Contract as the deposit for performance of the preceding 2 provisions. If the Assignee fully perform the obligations provided in the preceding 2 provisions after its construction project on the assigned land is put into operation, the Financial Bureau of Song Xi County will refund the deposit of RMB 3 million within 10 days after competent authorities find that the targets set forth in the preceding 2 provisions are achieved; otherwise, the deposit will not be refunded.

4. The land use plan shall be carried out strictly in compliance with the Notice on the Planning and Designing Conditions for c03-06 Land in Shuinan Street, Song Xi County (No. 75 Song Jian [2010]) issued by Administration for Construction of Song Xi County.

The Assignor (Chop): Bureau of Land & Natural Resources of Song Xi County

Legal Representative (Signature):

The Assignee (Chop): Fujian Yada Group Co., Ltd.

Legal Representative (Signature):

September 19th, 2010

Affix I: The Ichnographic Boundary Picture of The Assigned Land

Affix II The Vertical Limits of the Assigned Land

Affix III The Planning Conditions for The Assigned Land Determined by The
Administration for Land Use Planning of ________City (County)